Exhibit 99.1

OAKWOOD MORTGAGE INVESTORS, INC 2000-A                     Note:  This fiscal year-end series report, reports information
Oakwood Acceptance Corp. - Servicer                        on the assets included in OMI Trust 2000-A as of the end of the
Fiscal Year Ended Series Report                            prepayment period that began on March 1, 2000 and ended on September
Reporting:            Fiscal Year 2000                     30, 2000 and as of the end of the collection period that began on
                                                           March 2, 2000 and ended on October 1, 2000.  Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15, 2000, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders


                                    Scheduled Principal Balance of Contracts
-------------------------------------------------------------------------------------------------------
Beginning                                                                               Ending           Scheduled
Principal           Scheduled        Prepaid         Liquidated        Contracts        Principal        Gross
Balance             Principal        Principal       Principal         Repurchased      Balance          Interest
----------------------------------------------------------------------------------------------------------------------
328,440,849.57    (2,100,025.08)     12,601,255.14   (1,656,287.14)        0.00          312,083,282.21   18,791,951.80
======================================================================================================================


                  Scheduled                                                 Amount
Servicing         Pass Thru           Liquidation        Reserve            Available for       Limited          Total
Fee               Interest            Proceeds           Fund Draw          Distribution        Guarantee        Distribution
------------------------------------------------------------------------------------------------------------------------------
 1,866,686.11     16,925,265.69     1,162,734.20          0.00             34,655,966.22          0.00         34,655,966.22
==============================================================================================================================


                                              Certificate Account
------------------------------------------------------------------------------------------------------------------------------------
        Beginning                        Deposits                                           Investment               Ending
         Balance               Principal           Interest         Distributions            Interest                Balance
------------------------------------------------------------------------------------------------------------------------------------
           0.00              15,635,704.31        15,831,833.55      (30,012,198.47)         45,582.94             1,500,922.33
====================================================================================================================================

                        P&I Advances at Distribution Date
--------------------------------------------------------------------------------
      Beginning             Recovered            Current             Ending
       Balance              Advances             Advances           Balance
--------------------------------------------------------------------------------
         0.00            (4,895,207.08)      6,999,482.88       2,104,275.80
================================================================================


OAKWOOD MORTGAGE INVESTORS, INC 2000-A
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:       Fiscal Year 2000



                                                         Repo Properties Brought
                         Gross Repossessions             Current by Borrower
                   # Principal Balance                   # Principal Balance
                 ---------------------------------------------------------------

Mar-00             1                    33,900.41        0                 0.00
Apr-00             5                   177,511.15        0                 0.00
May-00            18                   671,143.55        0                 0.00
Jun-00            31                 1,145,188.29        0                 0.00
Jul-00            74                 2,535,505.67        0                 0.00
Aug-00            89                 3,026,730.32        0                 0.00
Sep-00           125                 4,629,954.21       -1            (6,373.63)
                 ---------------------------------------------------------------
Total of month
end balance      343                12,219,933.60       -1            (6,373.63)
                 ===============================================================
Average month
end balance       49                 1,745,704.80        0              (910.52)
                 ===============================================================

                     Net Current Repos              Aggregate Repo Properties in
                                                    Trust at Month-End
                 # Principal Balance               # Principal Balance
--------------------------------------------------------------------------------
 Mar-00           1              33,900.41            1             33,900.41
 Apr-00           4             143,610.74            5            177,511.15
 May-00          13             493,770.59           18            671,281.74
 Jun-00          14             508,008.33           32          1,179,290.07
 Jul-00          47           1,516,378.15           79          2,695,668.22
 Aug-00          31           1,034,230.91          110          3,729,899.13
 Sep-00          66           2,495,421.14          175          6,218,946.64
                                                      0                  0.00
                                                      0                  0.00
                                                      0                  0.00
                                                      0                  0.00
                                                      0                  0.00
              ------------------------------------------------------------------
Total of month
end balance     176           6,225,320.27           420        14,706,497.36
              ==================================================================
Average month
end balance       25            889,331.47            60         2,100,928.19
              ==================================================================


OAKWOOD MORTGAGE INVESTORS, INC 2000-A
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:             Fiscal Year 2000

                                        Delinquency Analysis

                                        31 to 59 days                    60 to 89 days
                             No. of    Principal                      Principal
                             Loans     Balance               #        Balance
                       -------------------------------------------------------------------
                Mar-00        44          1,807,645.63        3           122,014.82
                Apr-00        86          3,870,614.16       27         1,031,472.26
                May-00       134          5,010,756.72       41         1,879,139.35
                Jun-00       141          5,105,957.94       81         3,150,153.17
                Jul-00       202          7,591,911.86       75         2,617,290.72
                Aug-00       161          6,089,383.87       91         3,317,899.78
                Sep-00       171          6,166,447.31       85         3,228,373.10
                       -------------------------------------------------------------------
Total of month
end balance                  939         35,642,717.49      403        15,346,343.20
                       ===================================================================
Average month
end balance                  134          5,091,816.78       58         2,192,334.74
                       ===================================================================

                                        Delinquency Analysis

                                        90 days and Over       Total Delinq.
                                      Principal                         Principal
                             #        Balance               #           Balance
                       -----------------------------------------------------------------

                Mar-00        1             11,837.51          48          1,941,497.96
                Apr-00        3            125,260.71         116          5,027,347.13
                May-00       23            920,762.79         198          7,810,658.86
                Jun-00       46          2,038,415.20         268         10,294,526.31
                Jul-00      113          4,738,556.89         390         14,947,759.47
                Aug-00      159          6,275,375.50         411         15,682,659.15
                Sep-00      206          8,108,774.04         462         17,503,594.45
                                                                0                  0.00
                                                                0                  0.00
                                                                0                  0.00
                                                                0                  0.00
                                                                0                  0.00
                       -----------------------------------------------------------------
Total of month
end balance                 551         22,218,982.64       1,893         73,208,043.33
                       =================================================================
Average month
end balance                  79          3,174,140.38         270         10,458,291.90
                       =================================================================

OAKWOOD MORTGAGE INVESTORS, INC 2000-A
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 2000

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

                                                                                                                   Net
    Prepayment     Liquidated Principal     Sales              Insur.            Total        Repossession      Liquidation
      Period            Balance            Proceeds            Refunds         Proceeds         Expenses         Proceeds
--------------------------------------------------------------------------------------------------------------------------------

Mar-00                          0.00             0.00              0.00            0.00             0.00              0.00
Apr-00                          0.00             0.00              0.00            0.00             0.00              0.00
May-00                          0.00             0.00              0.00            0.00             0.00              0.00
Jun-00                     43,219.95        31,400.00            510.40       31,910.40         6,617.00         25,293.40
Jul-00                    125,026.03       107,700.00          1,643.83      109,343.83        22,061.00         87,282.83
Aug-00                    539,533.10       524,128.69         12,048.27      536,176.96       115,783.86        420,393.10
Sep-00                    948,508.06       869,599.15         87,938.71      957,537.86       219,207.97        738,329.89
                   -------------------------------------------------------------------------------------------------------------
Total                   1,656,287.14     1,632,827.84        102,141.21    1,634,969.05       363,669.83      1,271,299.22
                   =============================================================================================================


                                                                 Net               Current
    Prepayment        Unrecov.           FHA Insurance         Pass Thru          Period Net         Cumulative
      Period          Advances             Coverage            Proceeds           Gain/(Loss)     Gain/(Loss)
---------------------------------------------------------------------------------------------------------------

Mar-00                     0.00                0.00                0.00                0.00
Apr-00                     0.00                0.00                0.00                0.00
May-00                     0.00                0.00                0.00                0.00
Jun-00                 2,534.63                0.00           22,758.77          (20,461.18)
Jul-00                 7,240.15                0.00           80,042.68          (44,983.35)
Aug-00                33,703.37                0.00          386,689.73         (152,843.37)
Sep-00                65,086.87                0.00          673,243.02         (275,265.04)
                   --------------------------------------------------------------------------------------------
Total                108,565.02                0.00        1,162,734.20         (493,552.94)     (493,552.94)
                   ============================================================================================


OAKWOOD MORTGAGE INVESTORS, INC 2000-A
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                             Fiscal Year 2000

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                             Original             Beginning              Beginning             Current
                Cert.                      Certificate           Certificate        Principal Shortfall       Principal
                Class                        Balances              Balances             Carry-Over               Due
----------------------------------------------------------------------------------------------------------------------------------
A-1                                           65,000,000.00          65,000,000.00                  0.00        16,357,567.36
A-2                                           23,000,000.00          23,000,000.00
A-3                                           14,000,000.00          14,000,000.00
A-4                                           25,000,000.00          25,000,000.00
A-5                                          125,078,000.00         125,078,000.00
                                       -------------------------------------------------------------------------------------------
Total Certificate Principal Balance          252,078,000.00         252,078,000.00                  0.00        16,357,567.36
                                       ===========================================================================================

M-1                                           20,527,000.00          20,527,000.00                  0.00                 0.00
M-1 Outstanding Writedown                                                     0.00

M-2                                           12,317,000.00          12,317,000.00                  0.00                 0.00
M-2 Outstanding Writedown                                                     0.00

B-1                                           13,138,000.00          13,138,000.00                  0.00                 0.00
B-1 Outstanding Writedown                                                     0.00

B-2                                           18,885,000.00          18,885,000.00                  0.00                 0.00
B-2 Outstanding Writedown                                                     0.00

Excess Asset Principal Balance                11,495,849.57          11,495,849.57                  0.00                 0.00

                                                            ------------------------------------------------------------------
                                                                    328,440,849.57                  0.00        16,357,567.36
                                                            ==================================================================

                                                            (1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.


                                   Current        Ending Principal   Accelerated       Ending                         Principal Paid
                Cert.             Principal       Shortfall Carry-    Principal      Certificate        Pool           Per $1,000
                Class               Paid                Over         Distribution     Balances          Factor        Denomination
------------------------------------------------------------------------------------------------------------------------------------
A-1                               16,357,567.36      0.00            1,641,784.41     47,000,648.23      72.30869%            276.91
A-2                                                  0.00                             23,000,000.00     100.00000%              0.00
A-3                                                  0.00                             14,000,000.00     100.00000%              0.00
A-4                                                  0.00                             25,000,000.00     100.00000%              0.00
A-5                                                  0.00                            125,078,000.00     100.00000%              0.00

                                  -----------------------------------------------------------------
Total Certificate Principal
Balance                             16,357,567.36    0.00            1,641,784.41    234,078,648.23
                                  =================================================================


M-1                                                  0.00                    0.00     20,527,000.00     100.00000%              0.00
M-1 Outstanding Writedown                                                                      0.00           0.00

M-2                                                  0.00                    0.00     12,317,000.00     100.00000%              0.00
M-2 Outstanding Writedown                                                                      0.00           0.00

B-1                                                  0.00                    0.00     13,138,000.00     100.00000%              0.00
B-1 Outstanding Writedown                                                                      0.00           0.00

B-2                                                  0.00                    0.00     18,885,000.00     100.00000%              0.00
B-2 Outstanding Writedown                                                                      0.00           0.00

Excess Asset Principal Balance                       0.00           (1,641,784.41)    13,137,633.98

                                                     -----------------------------------------------
                                                     0.00                    0.00     312,083,282.21
                                                     ===============================================

                                                     (1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.


OAKWOOD MORTGAGE INVESTORS, INC 2000-A
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                         Fiscal Year 2000

CERTIFICATE INTEREST ANALYSIS

                                                  Beginning Carry-     Current Priority         Current
           Certificate          Pass-Through       Over Priority           Interest            Carry-Over              Total
              Class                 Rate          Interest Balance         Accrual        Priority Int Accrual          Paid
                              ------------------------------------------------------------------------------------------------------
Senior Certificates
A-1                                various rate         0.00            2,039,463.11            0.00               2,039,463.11

A-2                                    7.76500%         0.00            1,041,804.19            0.00               1,041,804.19

A-3                                    7.94500%         0.00              648,841.69            0.00                 648,841.69

A-4                                    8.15000%         0.00            1,188,541.69            0.00                1,188,541.69

A-5                                    8.16000%         0.00            5,953,712.80            0.00                5,953,712.80

                                                ------------------------------------------------------------------------------------
Total                                                   0.00           10,872,363.48            0.00               10,872,363.48
                                                ====================================================================================
  Ending         Interest Paid
Carry-Over        Per $1,000                           Total
  Balance        Denomination                      Distribution
----------------------------------------------------------------
  0.00             31.38                      20,038,814.88

  0.00             45.30                       1,041,804.19

  0.00             46.35                         648,841.69

  0.00             47.54                       1,188,541.69

  0.00             47.60                       5,953,712.80

-------                                      ---------------
  0.00                                        28,871,715.25
=======                                      ===============

Subordinate Certificates
                                                                                       Current
                                          Beginning Carry-                            Carry-Over
                        Pass-Through       Over Priority       Current Priority   Priority Interest   Priority Interest
                            Rate          Interest Balance     Interest Accrued        Accrued               Paid
                        ------------------------------------------------------------------------------------------------------
M-1                            8.30000%           0.00           993,848.94                0.00           993,848.94



M-2                            8.25000%           0.00           592,755.66                0.00           592,755.66



B-1                            8.25000%           0.00           632,266.25                0.00           632,266.25



B-2                            8.00000%           0.00           881,300.00                0.00           881,300.00



X                                         8,180,157.57         2,952,731.36                0.00           817,394.01

R                                                 0.00                 0.00                0.00                 0.00

Service Fee                    1.00000%           0.00         1,866,686.11                0.00         1,866,686.11
                                          ------------------------------------------------------------------------------------
                                          8,180,157.57         7,919,588.32                0.00         5,784,250.97
                                          ====================================================================================
                                          8,180,157.57        18,791,951.80                0.00        16,656,614.45
                                          ====================================================================================

(1) Pursuant to the applicable pooling and servicing agreement, $1,866,686.11 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer.
Consequently, the total amount distributed on the certificates during the fiscal year was $32,789,280.11


              Ending       Beginning       Current         Current                      Ending         Interest
            Carry-Over    Carry-Over      Writedown       Carry-Over    Writedown     Carry-Over       Paid Per          Total
            Priority       Writedown      Interest        Writedown     Interest      Writedown          1000            Class
             Interest      Interest       Accrued         Interest        Paid         Interest       Denomination      Distribution
             Balance        Balance                        Accrued                      Balance
         ---------------------------------------------------------------------------------------------------------------------------
M-1          0.00          0.00            0.00           0.00           0.00          0.00          48.42         993,848.94



M-2          0.00          0.00            0.00           0.00           0.00          0.00          48.13         592,755.66



B-1          0.00          0.00            0.00           0.00           0.00          0.00          48.13         632,266.25



B-2          0.00          0.00            0.00           0.00           0.00          0.00          67.08         881,300.00



X   10,315,494.92                                                                                                  817,394.01

R            0.00                                                                                                        0.00

Service
Fee          0.00                                                                                                1,866,686.11
    -------------------------------------------------------------------------------------------------------------------------
    10,315,494.92          0.00            0.00            0.00          0.00          0.00         211.75       5,784,250.97
    =========================================================================================================================
    10,315,494.92                                                                                               34,655,966.22 (1)
    =========================================================================================================================

(1) Pursuant to the applicable pooling and servicing agreement, $1,866,686.11 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer.
Consequently, the total amount distributed on the certificates during the fiscal year was $32,789,280.11